Exhibit 10.26


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


          THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT is entered into as of the 28th day of August, 1996 (the "Commencement Date"), between RC Acquisition Sub, Inc., a Delaware corporation to be renamed Recoton Audio Corporation (the "Corporation"), Robert Shaw (the "Employee"), International Jensen Incorporated, a Delaware corporation ("Jensen") and Recoton Corporation, a New York corporation ("Recoton").

                              W I T N E S S E T H:

          WHEREAS, the Employee is currently employed by Jensen as its President and Chief Executive Officer;

          WHEREAS, the Corporation, Recoton and Jensen have entered into a Fourth Amended and Restated Agreement and Plan of Merger dated as of January 3, 1996 (the "Merger Agreement"), pursuant to which Jensen will merge with and into the Corporation;

          WHEREAS, the Corporation and the Employee desire to enter into an agreement pursuant to which the Employee is employed by the Corporation effective as of the filing date of the Merger Agreement with the Delaware Secretary of State's office (the "Effective Time");

          WHEREAS, in consideration for this Agreement, the Employee has agreed to release Jensen and the Corporation from any and all compensation, benefits and fees, payable or owing under the Employment Agreement dated December 19, 1991, but effective as of January 1, 1992, by and between Jensen and the Employee (the "1991 Employment Agreement") as of the Effective Time;

          WHEREAS, Jensen, the Corporation and Recoton have agreed to release Employee from any duties or obligations and any claims arising under the 1991 Employment Agreement as of the Effective Time;

          WHEREAS, the Employee also may serve as President, or in another executive capacity, of IJI Acquisition Corporation, an Illinois Corporation ("IJI Acquisition"); and

          WHEREAS, the Corporation and the Employee desire to assure the service of the Employee to the Corporation as of the Effective Time.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and conditions herein contained, the parties hereto agree as follows:

          1. EFFECT OF THIS AGREEMENT ON THE 1991 EMPLOYMENT AGREEMENT. As of the Effective Time, the 1991 Employment Agreement shall automatically terminate. By executing this Agreement, the Employee, on behalf of himself, his heirs, executors, administrators and assigns, or anyone else acting on his behalf, hereby unconditionally and irrevocably releases Jensen, the Corporation, and its successors and assigns, subsidiaries, affiliates, directors, officers, agents and employees, in both their individual and representative capacities, from any obligations under the 1991 Employment Agreement, and unconditionally and irrevocably waives any compensation, benefits, termination payments, or other payments provided for in the 1991 Employment Agreement, as of the Effective Time. By executing this Agreement, Jensen, Recoton and the Corporation, jointly and severally, and on behalf of their respective successors and assigns, subsidiaries affiliates, directors, officers, agents and employees, in their representative capacities, hereby unconditionally and irrevocably release Employee from any obligations or duties arising under the 1991 Employment Agreement and any claims arising thereunder, as of the Effective Time. This Agreement shall terminate AB INITIO if the Merger Agreement is terminated and the 1991 Employment Agreement shall remain in full force and effect.

          2. EMPLOYMENT AND DUTIES.

          (a) The Corporation shall employ the Employee, and the Employee shall accept employment, effective as of the Effective Time for the period of time set forth in Section 3(a), upon such terms and conditions as set forth in this Agreement. The Employee shall serve the Corporation as President and as Chief Executive Officer subject to the conditions set forth in this Agreement, under the direction of the Board of Directors of the Corporation, and shall exercise such responsibilities and perform such duties for the Corporation as the Board of Directors shall from time to time reasonably designate and which are commensurate with the typical duties of a President or Chief Executive Officer of a wholly-owned subsidiary of a public company in the business in which the Corporation is engaged. The Employee also shall be elected to the Board of Directors of Recoton and the Board of Directors of the Corporation as of the Effective Date and shall serve as an executive officer of Recoton (in which capacity he shall exercise such responsibilities and perform such duties for Recoton as the President/Co-Chief Executive Officer and the Chief Operating Officer shall from time to time designate commensurate with the Employee's position as the President and Chief Executive Officer of a significant subsidiary. As set forth following this Agreement, Robert L. Borchardt ("Borchardt"), the President and Co- Chief Executive Officer of Recoton, has agreed to vote the common shares of Recoton, which he beneficially owns or as to which he has discretionary voting authority in favor of the election and reelection of the Employee to serve as a director of Recoton for so long as the Employee is employed by Recoton or the Corporation or any affiliate thereof whether during or after the termination of this Agreement. Recoton shall vote the common shares of the Corporation in favor of the election and reelection of the Employee to serve as a director of the Corporation, for so long as the Employee is employed by the Corporation whether during or after the termination of this Agreement. For purposes of the foregoing, Borchardt shall be deemed to own beneficially any common shares of Recoton which are owned by himself, his spouse, any descendant of his, any trust, partnership, corporation, joint venture, and limited liability company which has been created primarily for his benefit or the benefit of his spouse or any descendant of Borchardt, or over which he has discretionary voting authority. At such time as the Employee ceases to be employed by the Corporation, the Employee shall resign as a director of the Corporation and Recoton.

          (b) The Employee shall report to the President/Co-Chief Executive Officer, or to the President/Co-Chief Executive Officer and the Chief Operating Officer of Recoton, together, as an officer of Recoton and to the Board of Directors of the Corporation as the President or as an executive officer of the Corporation. With the exception of that business time which will be devoted to the performance of the Employee's responsibilities to IJI Acquisition pursuant to an agreement to be entered into between Recoton, Jensen and IJI Acquisition captioned Management Services Agreement (the "MS Agreement"), the form of which is attached to the Third Amended and Restated Agreement for Purchase and Sale of the Assets of International Jensen Incorporated by and between Jensen and IJI Acquisition dated as of January 3, 1996 (the "Purchase Agreement") and such other business time as is devoted to other responsibilities as set forth herein, the Employee shall devote all of his business time and attention to the performance of his duties under this Agreement and to promoting the best interests of the Corporation and Recoton and the Employee shall not, either during or outside of such normal business hours, directly or indirectly engage in any activity inimical to such best interests. The Employee shall not perform services for compensation and/or bonuses for himself or for any entity or person other than the Corporation, or Recoton, without the prior express written permission of Recoton's Board of Directors. Notwithstanding anything to the contrary contained herein, it shall not be a violation of this Agreement for the Employee to (i) serve on civic or charitable boards; (ii) participate in professional activities and organizations; (iii) manage his personal investments and his real estate development concerns at a level of activity currently so engaged so long as those activities do not interfere with the Employee's performance of his responsibilities under this Agreement; and (iv) be an officer of or serve on the Board of Directors and be an employee of IJI Acquisition and receive compensation in connection therewith, so long as those activities do not interfere with the Employee's performance of his responsibilities under this Agreement. The Employee shall exert his best efforts in the performance of his duties under this Agreement.

          (c) The Employee and the Corporation acknowledge that there may be situations which arise, in light of the Employee being an officer, director, stockholder and/or employee of IJI Acquisition and an officer, director and/or employee of Recoton or the Corporation, which would constitute, or give rise to the possibility of, a conflict of interest or the appearance of a conflict of interest. The Employee agrees that he shall refrain from taking action which would constitute a violation of his fiduciary duties to Recoton or the Corporation. To the extent that he is aware of any conflicts (or potential conflicts) of interest, he shall promptly so advise the Corporation and Recoton. Recoton and the Corporation may take such reasonable efforts as they deem appropriate (including without limitation the establishment of a "Chinese Wall" between the Employee and other employees of Recoton and the Corporation working on, or with knowledge of, the matter or matters in conflict or potential or possible conflict (the "Conflicting Matters") and the reasonable exclusion of the Employee from those portions of meetings which are relevant and from having access to those portions of the files, documents, data bases and communications regarding or relating to the Conflicting Matters) in order to reasonably insulate the Employee from any such Conflicting Matters). The purpose of this paragraph is to protect the Corporation and Recoton against injury due to the Employee's conflict of interest. In no event shall the parties construe this provision as a means to derogate the Employee's duties, as described herein, or otherwise negate the Corporation's obligations and responsibilities under the MS Agreement (as defined in Section 2(b)), or the Supply Agreement (as defined in
Section 5(a)). Any reasonable action taken by Recoton or the Corporation in good faith, pursuant to this Section 2(c), shall not constitute an event giving the Employee the right to terminate this Agreement pursuant to the third sentence of
Section 3(d). Subject to the terms and conditions set forth in Section 5, the Employee shall not use or transmit, to IJI Acquisition or others, Recoton or Corporation Proprietary Information relating to any Conflicting Matters.

          3. TERM; PAYMENT UPON TERMINATION.

          (a) The term of the Employee's employment under this Agreement shall commence as of the Effective Time and shall terminate on the earlier of the death of the Employee, the Employee ceasing to be employed by the Corporation other than by reason of breach by the Corporation of this Agreement, or 5:00 p.m. on the second anniversary of the Effective Time (the "Employment Term"). Except with respect to the provisions of Sections 2, 3(d) and 3(e) which expressly survive the termination of this Agreement, the continued employment of the Employee following the expiration of the Employment Term shall be other than pursuant to this Agreement.

          (b) The Corporation, in the sole discretion of its Board of Directors, may terminate the employment of the Employee, and its obligation to pay compensation pursuant to Section 4, during the Employment Term at any time for "cause." "Cause" as used in this Agreement shall mean (i) conviction of a felony or any crime having larceny as an essential element, (ii) willful conduct that is materially injurious to the Corporation or Recoton, (iii) willful and repeated dereliction of duty or breach of the Employee's material obligations under this Agreement, (iv) failure to perform any material covenants under the agreement dated as of January 3, 1996 among the Employee and the Corporation entitled Shareholders' Agreement (the "Shareholders' Agreement") and (v) serious violation of law relating to the Corporation's or Recoton's business or securities. For the purpose of this section, no act or failure to act on the Employee's part will be considered "willful" unless done, or omitted to be done, by him not in good faith and without the reasonable belief that his action or omission was in the interest of the Corporation or not opposed to the interests of the Corporation. For termination for cause, written notice of the termination shall be served upon the Employee and, except as otherwise provided herein, shall be effective as of the date of such service ("Termination Notice"). With respect to items (iii) and (iv) of this subsection 3(b), Employee shall have ten
(10) days within receipt of the Termination Notice to cure the cause violation, and his failure to do so shall result in his termination. Such written notice shall specify in reasonable detail the act or acts of the Employee underlying such termination.

          (c) The Corporation may terminate the employment of the Employee for reasons other than for cause provided that the Corporation shall continue to pay or provide the Employee the salary and other benefits (including bonus which would be paid if the Employee were still employed hereunder) provided for in this Agreement until the expiration of the Employment Term.

          (d) The Employee may terminate his employment hereunder at any time upon sixty (60) days prior written notice. If the Employee has been employed by the Corporation for a period of two (2) years or more, at the time he gives his written notice of termination, the Corporation shall pay Employee a severance payment in an amount equal to one (1) year of his then-current Base Salary and Guaranteed Bonus, payable in one lump sum upon the termination of his employment. If the Employee has been employed by the Corporation for less than two (2) years, his compensation and benefits under this Agreement shall cease at the time of the termination of his employment. Notwithstanding anything herein to the contrary, the Employee's rights under the Option Plan, shall be governed by the terms and conditions of the Option Agreement, a form of which is attached hereto as Exhibit 4(d). If the Employee terminates his employment hereunder or notifies the Corporation of his intent to terminate his employment hereunder, the Corporation in its sole discretion may require the Employee to cease the exercise of his responsibilities and the performance of his services for the Corporation at any time prior to the effective date of the notice of termination and to refrain from entering the Corporation's premises but the Employee's compensation hereunder shall continue until the effective date of termination. If the Corporation shall: (i) materially breach any term of this Agreement, which breach shall not have been cured within ten (10) days after written notice thereof has been given to the Corporation by the Employee, (ii) assign duties or a title to the Employee or delegate powers to the Employee inconsistent, in any material respect with the Employee's position as President or as an executive officer of the Corporation; (iii) (A) relocate the Employee to an office or location outside of a radius of ten (10) miles from the Lincolnshire office and which is further than two (2) miles from an expressway (excluding the Employee's relocation to the Corporation's Schiller Park Facility), or (B) require the Employee to travel out-of-town in excess of an average of three (3) days per week over any period of twelve (12) consecutive weeks, other than with the prior written consent of the Employee, (iv) fail to require a successor of Recoton to perform under the Employment Agreement; and/or (v) materially change the Employee's reporting requirements; then the Employee may terminate his employment under this Agreement and the Corporation shall continue to be obligated to pay or provide to the Employee the salary and bonus provided for in this Agreement until the expiration of the Employment Term and the Corporation shall be obligated to provide to the Employee the payments and benefits specified in Section 3(e).

          (e) If the employment of the Employee is terminated by the Corporation at any time, whether during the Employment Term or thereafter (including, but not limited to, termination due to the death or disability of the Employee and the "constructive termination" specified in the last sentence of Section 3(d) above), unless terminated by the Corporation for cause, (i) the Employee will receive a severance payment equal to twice the sum of the Base Salary (as defined below) in effect at the time of termination and the Guaranteed Bonus (as defined below), of which one-half shall be paid upon the effective date of such termination and one-half of which shall be paid in equal monthly installments over a 24-month period commencing upon the effective date of such termination,
(ii) all options to purchase the common shares of the Corporation in the Employee's name shall immediately vest, (iii) the Corporation shall pay (or, if desired by the Employee, reimburse the Employee for) all premiums for COBRA insurance coverage for 18 months and shall reimburse the Employee for any comparable coverage obtained thereafter (but not for an amount in the aggregate in excess of the premiums paid or reimbursed for COBRA coverage) until the second anniversary of such termination and (iv) the Corporation shall pay the premiums for the life insurance policy noted in Section 4(c) for two years. Recoton agrees to guaranty the obligations of the Corporation under Sections 3 and 4.

          4. COMPENSATION; BENEFITS; AND EXPENSES.

          For all services to be rendered to the Corporation or any affiliate thereof in any capacity, including services as an officer, director, member of any committee or otherwise, so long as the Employee is employed by the Corporation or Recoton during the Employment Term pursuant to Section 3(a) or as otherwise set forth in the last sentence of Section 3(d);

                  (a) The Corporation or the Surviving Corporation shall pay the Employee a salary at the rate of $300,000 per year (the "Base Salary"). Such Base Salary shall be payable in equal installments, less any usual payroll deductions, in accordance with prevailing payroll practices of the Corporation from time to time. The Board of Directors may in its sole discretion increase the Employee's Base Salary and benefits over those provided for hereunder. Other than as provided in this Agreement, in no event may Employee's compensation or benefits be decreased by the Board of Directors except to the extent that such benefits (other than Base Salary and Guaranteed Bonus, as defined below) are provided to other employees and such employee benefits are similarly generally reduced.

                  (b) The Employee shall receive an annual bonus in respect of services for each twelve (12) month period during the Employment Term in the amount of at least $150,000 (the "Guaranteed Bonus"). The Guaranteed Bonus shall be paid in one (1) installment, payable on the fifteenth day following the end of each twelve month period. The Employee also shall be eligible for an additional annual performance-based bonus which may be granted by the Board of Directors of the Corporation in its sole discretion (the "Performance Bonus").

                  (c) The Employee shall be eligible to participate in all executive medical, dental, life, long-term disability, and qualified or non-qualified retirement benefit plans and all key executive and other employee benefit plans or arrangements of the Corporation, including, without limitation, any Section 401(k) savings and profit sharing plan, and any standard life, disability, accidental death and dismemberment and retirement plans or programs consistent with the terms and coverages of such plans or arrangements and such other individual plans and arrangements applicable to key executives or employees generally, each as may from time to time be established, amended or terminated; PROVIDED, HOWEVER, that the value of all such benefits shall not be less than the aggregate value of those benefits provided to the Employee under Section 4(e) of the 1991 Employment Agreement except that the key man life insurance policies with aggregate benefits totalling $16.5 million can be terminated or assigned to IJI Acquisition but the Corporation shall pay the premiums on the Transamerica Life insurance policy owned by the Robert G. Shaw Trust in the principal amount of $2.5 million during the Employment Term, and for a period of two (2) years following the termination of the Employment Term, to the extent required pursuant to Section 3(e).

                  (d) On the Effective Date, the Employee shall be granted an option pursuant to the terms of the Recoton Corporation 1991 Stock Option Plan (the "Option Plan") to purchase 50,000 Recoton Common Shares, par value $.20 (the "Common Shares") at the closing price for the Common Shares on the day prior to the Effective Time which option shall vest in five equal annual installments, commencing on the first anniversary of the grant, and shall have a term of ten years from the date hereof. The options granted under this paragraph (d) shall be issued under the form of option agreement attached hereto as Exhibit 4(d).

                  (e) The Corporation shall reimburse the Employee for all reasonable and necessary expenses incurred by the Employee requested or authorized by the Corporation in connection with the Corporation's business where such expenses are properly documented and accounted for in accordance with the current policy of the Corporation.

          5. RESTRICTIONS ON THE DISCLOSURE OF PROPRIETARY INFORMATION; INVENTIONS.

          (a) During the period from the Effective Time until the expiration of the Employment Term and thereafter, and except as may be necessary in the ordinary course of the Corporation's business, the Employee shall not, without the prior written consent of the Corporation, directly or indirectly (i) record, photograph, photocopy or by any other means copy or cause to be copied any document, list, drawing, writing, photograph, sketch, sound recording or other material that embodies Proprietary Information as defined herein or (ii) use, or disclose or divulge to any person, firm or corporation, any Proprietary Information. Notwithstanding the above, the parties acknowledge that the MS Agreement will be entered into pursuant to the Purchase Agreement and that a certain Supply and Services Agreement will be entered into between Jensen and IJI Acquisition (the "Supply Agreement"), the form of which is attached to the Purchase Agreement, and recognize that the non-disclosure limitation as set forth herein does not apply to information properly transmitted to any of the parties in the performance of the MS Agreement and/or the Supply Agreement and maintained in confidence by the recipient. As used in this Agreement, "Proprietary Information" means information disclosed to or obtained by the Employee, whether or not acquired during business hours, concerning Jensen's, the Corporation's, Recoton's and/or their subsidiaries' business, operations, products, manufacturing or other processes, services, customers, vendors, costs and pricing policies, research, development, formulae, specifications, methods, expertise, techniques, inventions, equipment, purchasing, merchandising and selling including, but not limited to, customer lists, financial and/or marketing reports and plans, product configurations and compositions, pricing guidelines or information, financial reports, financial projections and other financial information, business plans and any other information not readily known or obtainable by the general public, and any proprietary software. Notwith standing the foregoing sentence, Proprietary Information does not include (i) information acquired by the Employee before the Employee became an employee of Jensen, (ii) information acquired by the Employee pursuant to his employment by or ownership of IJI Acquisition, (iii) information which is or becomes public knowledge (except as may be disclosed by the Employee in violation of this Agreement), (iv) information acquired by the Employee from a source other than Jensen, the Corporation, Recoton or an affiliate thereof or a party providing such information to Jensen, the Corporation, Recoton or such affiliate that legally acquired such information and was free to disclose the same or, (iv) information independently developed by the Employee without the use of Proprietary Information or the Corporation's, Recoton's, Jensen's or an affiliates' facilities. Upon termination of employment hereunder for any reason, Employee shall, to the extent feasible, promptly return to the Corporation that portion of all books, records, lists, tapes and other written, typed, computer or printed materials or data and all copies thereof which contain any Proprietary Information, and the Employee shall not make or retain any copies thereof.

          (b) If at any time during the term of employment by the Corporation the Employee conceives, develops, participates in the development of or causes to be developed any products, methods, techniques, inventions, improvements, works, techniques, processes, programs, software, works of art, products, ideas or formulae which are not related to any of the businesses conducted by IJI Acquisition or any of its affiliates (collectively, the "Corporation Intellectual Property"), whether or not patentable or copyrightable and whether or not done within or after normal business hours or alone or in conjunction with others, relating exclusively to the business of the Corporation or any of its affiliates, or their affiliates or any part thereof, such Corporation Intellectual Property shall be and remain the sole and exclusive property of the Corporation. The Employee shall promptly communicate and disclose all such Corporation Intellectual Property or Employee Intellectual Property as defined below to the Corporation, and to further effectuate the purposes of this provision, each of the Corporation and the Employee shall execute and deliver to the other at the requesting party's expense any instruments deemed necessary by the requesting party to effect the disclosure thereof to, and ownership thereof by, the requesting party, including without limitation any assignments of rights to patents, copyrights and all other proprietary interests which the Employee or the Corporation, as applicable might have in any Corporation Intellectual Property or Employee Intellectual Property, defined below, and shall further assist the requesting party, as the requesting party may reasonably request, to obtain patent, trademark or copyright registration, or other protections for the Corporation Intellectual Property or Employee Intellectual Property, as defined below, including testifying in any hearings, depositions or trials related thereto.

          If at any time during the term of employment the Employee conceives, develops, participates in the development of or causes to be developed any products, methods, techniques, inventions, improvements, works, techniques, processes, programs, software, works of art, products, ideas or formulae which are not related to any of the business conducted by the Corporation or any of its affiliates (collectively the "Employee Intellectual Property"), whether or not patentable or copyrightable and whether or not done within or after normal business hours or alone or in conjunction with others, relating exclusively to the business of IJI Acquisition, or its affiliates or any part thereof, such Employee Intellectual Property shall be and remain the sole and exclusive property of the Employee. To the extent the Employee conceives, develops, participates in the development of or causes to be developed any products, methods, techniques, inventions, improvements, works, techniques, processes, programs, software, works of art, products, ideas or formulae which are related to the business conducted by both the Corporation or any of its affiliates and IJI Acquisition or any of its affiliates (collectively the "Shared Intellectual Property"), whether or not patentable or copyrightable and whether or not done within or after normal business hours or alone or in conjunction with others, which does not relate exclusively to the business of IJI Acquisition, the Corporation or any of their affiliates, shall be and remain the shared property of the Employee, IJI Acquisition and the Corporation, as the case may be. The parties shall, in good faith, endeavor to agree on an appropriate bifurcation or other allocation of such Shared Intellectual Property, to the extent the parties cannot agree on such bifurcation or allocation, or other appropriate arrangement the parties shall each hold a perpetual worldwide royalty free license to use such Shared Intellectual Property on a non- exclusive basis.

          6. RESTRICTIONS ON COMPETITION. During the period of time during which the Employee is employed by the Corporation (for the purpose of this section, the term "Corporation" shall include the Corporation's subsidiaries and Recoton) (the "Employment Period") and for that period of time after the Employment Period in which the Employee is deemed to receive benefits pursuant to Section 3(d) (i.e. one (1) year after termination of the Employment Agreement if the severance payment referenced in the second sentence of Section 3(d) is made), or
Section 3(e), as applicable, the Employee shall not:

                  (a) directly or indirectly, either individually or as a principal, partner, agent, employer, consultant, stockholder, joint venturer, or investor, or in any other manner or capacity whatsoever, engage in, assist or have any active interest in a business that engages in the Branded Business or any business of Recoton or its affiliates as that term is defined in that certain Non-Competition Agreement to be entered into by and among Jensen, IJI Acquisition, the Corporation, Recoton, and Fuji Cone, Inc., a Delaware corporation (the "Non-Competition Agreement") the form of which is attached to the Purchase Agreement, as it exists on the Commencement Date, located anywhere in the United States of America or any foreign country in which the Corporation has conducted business in the last three (3) years. Notwithstanding anything to the contrary contained herein: (A) this Section shall not preclude the Employee from owning not more than 5% of the outstanding securities of a corporation which is publicly traded, either on a securities exchange or over-the-counter; and which engages in a business or lines of business similar to the Branded Business, as that term is defined in the Non-Competition Agreement; and
         (B) it shall not be a violation of this Agreement for Employee (whether during employment or after termination of employment of the Employee hereunder) to: (i) provide services pursuant to the MS Agreement, (ii) act as an executive officer or director of IJI Acquisition, so long as those activities do not interfere with the Employee's performance of his responsibilities under this Agreement, (iii) own stock in IJI Acquisition, or (iv) be employed by IJI Acquisition so long as those activities do not interfere with the Employee's performance of his responsibilities under this Agreement.

                  (b) directly or indirectly, either individually or as a principal, partner, agent, employer, consultant, stockholder, joint venturer, or investor, or in any other manner or capacity whatsoever:

                                     (i)      divert or attempt to divert from
                  the Corporation or an affiliate any Branded Business, as that term is defined in the Non-Competition Agreement, with respect to any customer or account, with which the Corporation or any of its affiliates had any contact or association, or which was under the supervision of the Corporation within three (3) years prior thereto;

                                     (ii)     induce any employee, salesperson,
                  distributor, supplier, vender, manufacturer, representative, agent, jobber, or other person transacting business relating to the Branded Business, as that term is defined in the Non-Competition Agreement, with the Corporation, or any of the affiliates, to terminate their relationship or association with the Corporation or any of its affiliates, or to represent or sell services or products in competition with services or products relating to the Branded Business, as that term is defined in the Non-Competition Agreement, of the Corporation or any of its affiliates, excluding, however, any employee first hired after the Employee's employment with the Corporation terminated (a "PROHIBITED EMPLOYEE") for employment by any person, business, firm or corporation, or any other entity;

                                     (iii)    employ or retain, directly
                  or indirectly, a Prohibited Employee; or

                                     (iv)     be an officer, director, partner,
                  sole proprietor, the holder of outstanding securities (except the holder of not more than 5% of the securities of any corporation which is publicly traded, either on a securities exchange or over-the-counter, or principal of any person, business, firm, corporation or other entity that employs or retains a Prohibited Employee; PROVIDED, HOWEVER, that nothing in this Section 6 shall be construed to in any way prohibit IJI Acquisition's right to hire any of the persons named as Management Service Providers in the MS Agreement as an officer, director, employee or agent of IJI Acquisition during the course of the Employee's employment with the Corporation and for six months after termination of such employment pursuant to the Non-Competition Agreement.

          Nothing contained in this Agreement shall prevent Employee during the Employment Period or thereafter, from performing his duties as an employee of IJI Acquisition while IJI Acquisition engages in activities consistent with the Non-Competition Agreement, so long as such performance conforms with Section 2(c). The Employee acknowledges that the time, scope, geographic area and other provisions of this Section 6 have been specifically negotiated by sophisticated commercial parties and that all such provisions are reasonable under the circumstances of the transactions contemplated by this Agreement. It is understood that the Employee is agreeing to the terms of this Section 6 in order to induce the Corporation and Recoton to enter into this Agreement. The parties acknowledge that the business which the Corporation plans to conduct will be conducted throughout the United States and worldwide and that, given the current sophistication of the information and telecommunication "highway," a narrow geographic limitation would deny the Corporation protection to which it is entitled in this Agreement.

          7. PRIOR AGREEMENTS. The Employee represents and warrants to the Corporation that, except for his current employment by Jensen and the Purchase Agreement and all ancillary documents thereto, he is not currently subject to any agreements, obligations or restrictions regarding prior employment, competition, solicitation of employees or customers or disclosure of proprietary information.

          8. CERTAIN BUSINESS PRACTICES. The Employee shall not during the term of his employment by the Corporation take or cause or knowingly permit others to take any action which would cause the Corporation or Recoton to be in violation of the United States Foreign Corrupt Practices Act or any other similar legislation of the United States or any other country or any subdivision thereof.

          9. GOVERNING LAW; ARBITRATION; ATTORNEYS FEES.

          (a) This Agreement and its validity, construction and performance shall be governed in all respects by the law of the State of Illinois, without giving effect to principles of conflict of law.

          (b) The parties shall promptly cooperate in good faith to carry out the provisions of this Agreement and the activities contemplated hereby and shall also cooperate in good faith to resolve any disputes or differences which may arise in connection with the provisions hereof and the activities contemplated hereby. Except as otherwise noted in this Agreement, any dispute, question, difference, controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be finally settled by arbitration in the jurisdiction where the Corporation's main offices are located at the time of institution of such action (the "Main Office") in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as then in effect at the time of filing of the notice of demand. The parties consent to the jurisdiction of the trial court for the county where the Main Office is located and of the United States Federal District Court for the District where the Main Office is located for all purposes in connection with arbitration. The parties consent that any process or notice of motion or other application to either of said courts, and any paper in connection with arbitration, may be served by certified mail, return receipt requested or by personal service or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed. The arbitrators shall not alter or disregard any express provisions of this Agreement. Any arbitration award in accordance with this Section 9(b) shall be final and binding upon the parties and judgment thereon may be entered in any court having jurisdiction over such party. The arbitrators are hereby authorized to award to the prevailing party the costs (including reasonable attorneys' fees and expenses) of any such arbitration.

          (c) In the event of litigation or arbitration hereunder, the court or arbitration panel shall be authorized to award the prevailing party in such action or proceeding any or all reasonable attorney fees and disbursements paid by it in pursuing or defending such action.

          10. ENFORCEABILITY. Any provision of this Agreement which is prohibited by, or unlawful or unenforceable under, any applicable law of any jurisdiction shall be ineffective as to such jurisdiction without affecting any other provision of this Agreement in such jurisdiction or all of the provisions of this Agreement in other jurisdictions. To the full extent, however, that the provisions of such applicable law may be waived, or the provisions of this Agreement "blue-penciled" or reformed by any competent court or arbitration panel, so that they become enforceable, such provisions of law shall be hereby deemed waived or such provisions of this Agreement shall be so blue-penciled or reformed to the end that this Agreement is deemed to be a valid and binding agreement enforceable in accordance with its terms. If any term or provision of this Agreement shall be held invalid by a competent court or arbitration panel, the remainder of this Agreement shall not be affected thereby and the parties hereto shall continue to be bound by the remaining terms hereof. In such event, the relevant term or provision (or should such term(s) or provision(s) be such a material element of this Agreement, then the entire Agreement) shall be renegotiated by the parties in a good faith effort to achieve mutual agreement consistent with such holding and the parties shall continue to perform under this Agreement in a manner consistent with the intent and objectives of the parties to this Agreement.

          11. EQUITABLE REMEDIES. The Employee acknowledges that because of the nature of the business of the Corporation and the subject matter of this Agreement, a breach of Section 5 or 6 of this Agreement will cause irreparable injury to the Corporation for which money damages will not provide an adequate remedy, and the Employee agrees that the Corporation shall have the right to have the provisions of such Sections specifically enforced by a court having equity jurisdiction, in addition to, and not in limitation of, any remedies at law that the Corporation may have.

          12. NO WAIVER. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against which such waiver is sought to be enforced.

          13. ASSIGNMENT. This Agreement and all rights hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Corporation may assign its rights to any parent or subsidiary or, with the Employee's consent (not to be unreasonably withheld), any successor or in connection with any sale, transfer or other disposition of all, or substantially all, of its business and assets, provided, however, that any such assignee assumes the Corporation's obligations hereunder and provided, further, that such assignment and assumption shall not relieve the Corporation of its obligations hereunder.

          14. ENTIRE AGREEMENT. This Agreement constitutes the entire and only agreement between the parties relating to employment of the Employee by or with the Corporation, and this Agreement supersedes and cancels any and all previous contracts, arrangements or understandings with respect thereto.

          15. AMENDMENT. This Agreement may be amended, modified, superseded, canceled, renewed or extended only by a written instrument executed by both of the parties hereto.

          16. NOTICES. Any notice, request, consent or communication (collectively "Notice") sent under this Agreement shall be effective only if it is in writing and (a) personally delivered, (b) sent by certified or registered mail, return receipt requested, postage prepaid, (c) sent by a nationally recognized overnight delivery service, with delivery confirmed, or (d) telexed or telecopied with receipt confirmed, addressed as follows:

                  (i)   To the Employee:

                             Robert G. Shaw
                             c/o International Jensen Incorporated/
                             Recoton Audio Corporation
                             25 Tri-State International Office Center
                             Suite 400
                             Lincolnshire, Illinois 60069
                             Telecopier:  847-317-3855
                             Telephone No.:  847-317-3700

                         - copy to (which shall not constitute notice) -

                             Wildman Harrold Allen & Dixon
                             225 W. Wacker Drive
                             Chicago, IL 60606-229
                             Attn: Richard B. Thies, Esq.
                             Telecopier:  312-201-2555
                             Telephone No.: 312-201-2000


                 (ii)   To the Corporation:

                             RC Acquisition Sub, Inc./Recoton Audio Corporation 2950 Lake Emma Road
                             Lake Mary, Florida  32746
                             Attn:  Stuart Mont
                             Telecopier No.:  407-333-8903
                             Telephone No.:  407-333-8900

                         - copy to (which shall not constitute notice) -

                             Stroock & Stroock & Lavan
                             7 Hanover Square
                             New York, New York  10004
                             Attn:  Theodore S. Lynn, Esq.
                             Telecopier No.:  212-806-6006
                             Telephone No.:  212-806-5400

                (iii)   To Jensen

                             International Jensen Incorporated
                             25 Tri-State International Office Center
                             Suite 400
                             Lincolnshire, Illinois  60069
                             Attention:  Mr. Marc T. Tanenberg
                             Telecopier:  847-317-3855
                             Telephone :  847-317-3700

                 (iv)   To the Corporation:

                             RC Acquisition Sub, Inc./Recoton Audio Corporation 2950 Lake Emma Road
                             Lake Mary, Florida  32746
                             Attn:  Stuart Mont
                             Telecopier No.:  407-333-8903
                             Telephone No.:  407-333-8900

                         - copy to (which shall not constitute notice) -

                             Stroock & Stroock & Lavan
                             7 Hanover Square
                             New York, New York  10004
                             Attn:  Theodore S. Lynn, Esq.
                             Telecopier No.:  212-806-6006
                             Telephone No.:  212-806-5400

or such other persons or addresses as shall be furnished in writing by any party to the other parties. A notice shall be deemed to have been given as of the date when (i) personally delivered, (ii) five days after the date when deposited with the Unites States mail properly addressed, (iii) when a receipt of a Notice sent by a overnight delivery service is confirmed by such overnight delivery service, or (iv) when receipt of the telex or telecopy is confirmed, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.

          17. BINDING NATURE. This Agreement shall be binding upon and inure to the benefit of the personal representatives and successors of the respective parties hereto.

          18. HEADINGS; LANGUAGE. The headings contained in this Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of this Agreement. In this Agreement, the singular includes the plural, the plural the singular and the word "or" is used in the inclusive sense and all references to "including" shall mean "including without limitation," unless the context requires otherwise.

          19. SURVIVAL. Unless otherwise provided herein, the provisions of Sections 2, 3(d), 3(e), 4(b), 4(d), 5, 6, 9, 10, 11, 12, 13 and 16 of this
Agreement shall survive the termination of this Agreement as a continuing agreement of the Corporation and the Employee.

          20. CROSS-REFERENCES; EXHIBITS. References in this Agreement to Articles, Sections, Schedules and Exhibits are references to Articles and Sections of this Agreement and to Schedules and Exhibits attached to or delivered pursuant to this Agreement. Any Schedules and Exhibits are hereby made a part of this Agreement.

          21. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original.

          22. ADVICE OF COUNSEL. The Employee acknowledges that he was given the opportunity to receive the advice of counsel before signing this Agreement and has consulted counsel.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


INTERNATIONAL JENSEN                 RECOTON CORPORATION
INCORPORATED

By:  /S/ MARC T. TANENBERG           By: /S/ STUART MONT
Name:  Marc T. Tanenberg             Name: Stuart Mont
Title: Executive Vice                Title: Executive Vice President-Operations
Title: Vice President


RC ACQUISITION SUB, INC.


By: /S/ STUART MONT                 By: /S/ ROBERT G. SHAW
Name:  Stuart Mont                  Robert G. Shaw
                                    Title: Secretary

                                  EXHIBIT 4(D)


NO. OF SHARES SUBJECT TO OPTION:  50,000     OPTION NO.: ----------------


                               RECOTON CORPORATION
                        1991 STOCK OPTION PLAN AGREEMENT


          This AGREEMENT dated as of the ________ day of ________________________, 1996 between RECOTON CORPORATION, a New York corporation (the "Company"), and Robert G. Shaw (the "Optionee").

                              W I T N E S S E T H:

          1. GRANT OF OPTION. Pursuant to the provisions of the Recoton Corporation 1991 Stock Option Plan (the "Plan"), the Company hereby grants to the Optionee, subject to the terms and conditions set forth in the Plan and this Agreement, the right and option (the "Option") to purchase from the Company all or any part of an aggregate of 50,000 Common Shares, $.20 par value ("Common Shares"), of the Company at the purchase price of $______________ per share. The Option is intended to qualify as an incentive stock option pursuant to Section 422 of the Internal Revenue Code of 1986, as amended, to the maximum extent allowable by law.

          2. TERMS AND CONDITIONS. The Option is subject to the following terms and conditions:

                  (A) EXPIRATION DATE. The Option shall expire ten years after the date of this Agreement (the "Expiration Date"), except as otherwise noted in subparagraph (d) of this paragraph 2.

                  (B) EXERCISE OF OPTION. The Option may be exercised, to the extent otherwise exercisable by its terms, in five equal annual cumulative installments with the first installment occurring on the first anniversary date of the Agreement; PROVIDED, HOWEVER, that no options granted to executive officers, directors and beneficial owners of more than ten percent of any class of the Company's equity securities ("Section 16 Persons") may be exercised in part or in full prior to six months from the date of grant of the Option. Notwithstanding the foregoing, all or any part of any remaining unexercised Option (without regard to any installment limitations) may be exercised in the following circumstances (but in the case of Section 16 Persons in no event during the six month period commencing on the date of grant of the Option): (i) immediately upon Employee's termination of employment with the Company (other than "for cause") pursuant to the Employment Agreement (as defined in Section 2(d)(4)),
         (ii) immediately upon (but prior to the expiration of the term of the Option) the Optionee's retirement from the Company and all Subsidiaries on or after the Optionee's 65th birthday, (iii) upon the disability or death of the Optionee, (iv) upon the occurrence of such special circumstances or event as in the opinion of the Stock Option Committee constituted pursuant to the Plan (the "Committee") merits special consideration, or (v) if, while the Optionee is employed by the Company or a Subsidiary (as defined below), there occurs a Change in Control.

                  For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if (i) any "person" or group of "persons" (as the term "person" is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the "Exchange Act")) ("Person"), including any Affiliate or Associate of such Person, as defined in Rule 12b-2 of the Exchange Act, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such Person) the beneficial ownership, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company; (ii) during any period of twelve months, individuals who at the beginning of such period constitute the Board of Directors of the Company ("Board"), and any new director whose election or nomination was approved by the individuals who either were members of the Board at the beginning of the period, cease for any reason to constitute at least a majority of the Board;
         (iii) a Person acquires ownership of Common Shares of the Company that, together with Common Shares held immediately prior to such acquisition by such Person, possesses more than 50% of the total fair market value or total voting power of the Common Shares ("50% Ownership") of the Company, unless the additional Common Shares is acquired by a Person possessing, immediately prior to such acquisition, ownership of 40% or more of the Common Shares; or (iv) a Person acquires (or has acquired during the twelve- month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total fair market value equal to or more than one-third (_) of the total fair market value of all of the assets of the Company immediately prior to such acquisition. Notwithstanding the foregoing, for purposes of subsections (i) and (ii) above, a Change in Control will not be deemed to have occurred if the power to control (directly or indirectly) the management and policies of the Company is not transferred from a Person to another Person; and for purposes of subsection (iv), a Change in Control will not be deemed to occur if the assets of the Company are transferred: (A) to a shareholder in exchange for his stock, (B) to an entity in which the Company has (directly or indirectly) 50% Ownership, or (C) to a Person that has (directly or indirectly) at least 50% ownership of the Company with respect to its stock outstanding, or to any entity in which such Person possesses (directly or indirectly) 50% Ownership.

                  To the extent otherwise permitted by this Agreement, Common Shares with respect to which the Option becomes exercisable may be purchased in whole or from time to time in part at any time prior to the expiration of the Option. Any exercise shall be accompanied by a written notice to the Company in a form substantially as attached to this Agreement as Exhibit 1 (including the last paragraph of such Exhibit if applicable), specifying the number of shares as to which the Option is being exercised. Notation of any partial exercise shall be made by the Company on Schedule 1 to this Agreement.

                  (C) PAYMENT OF PURCHASE PRICE UPON EXERCISE. At the time of any exercise, the purchase price of the shares as to which the Option shall be exercised shall be paid (i) in cash or by check (subject to clearance) made payable to the Company, (ii) in stock of the Company valued at its fair market value on the date of exercise by the Committee, (iii) by providing an order to a designated broker to sell part or all of the shares being purchased pursuant to exercise of the Option and to deliver sufficient proceeds to the Company, in cash or by check payable to the order of the Company, to pay the full purchase price of such shares and all applicable withholding taxes, or (iv) by such other methods as the Committee may permit from time to time. As soon as practicable following receipt of such cash, check, stock, option or order, the Company shall issue to Optionee a certificate for the number of shares as to which the Option is being exercised. Delivery of such shares shall be at the principal office of the Company and the obligation of the Company with respect to the purchase of such shares shall be fulfilled by delivery of such shares registered in the name of the Optionee.

                  (D) EXERCISE UPON DEATH OR TERMINATION OF EMPLOYMENT.

                           (i) In the event of the death of Optionee while an
                  employee of the Company or of a subsidiary of the Company as defined in the Plan (a "Subsidiary") all unexercised Options may be exercised by the person or persons to whom Optionee's rights under the Option pass by will or applicable law, or if no such person has such right, by Optionee's executors or administrators, at any time, or from time to time within one year after the date of Optionee's death, but not later than the Expiration Date.

                           (ii) If Optionee's employment by the Company or a
                  Subsidiary shall terminate because of Optionee's permanent disability, Optionee may exercise all unexercised Options at any time, or from time to time within one year after such termination, but not later than the Expiration Date.

                           (iii) If Optionee's employment by the Company or a
                  Subsidiary shall terminate for any reason other than death or permanent disability as aforesaid, Optionee may exercise all unexercised Options, at any time, or from time to time within three months from the date of termination, but not later than the Expiration Date.

                           (iv) Notwithstanding anything in this subparagraph
                  (d) to the contrary, if Optionee's employment is terminated "for cause" as that term is defined in the Employment Agreement between the Company and the Optionee dated __________, 1996 ("Employment Agreement"), all unexercised Options of Optionee shall terminate immediately upon such termination of Optionee's employment by the Company and all subsidiaries, the Optionee shall have no right after such termination "for cause" to exercise any unexercised Option which Optionee might have exercised prior to the termination of employment.

                  (E) NONTRANSFERABILITY. The Option and any rights hereunder shall not be transferable or assignable other than by will or by the laws of descent and distribution. During the lifetime of Optionee, the Option shall be exercisable only by Optionee.

                  (F) ADJUSTMENTS. In the event of any change in the Common Shares of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase Common Shares at a price substantially below fair market value, or of any similar change affecting the Common Shares, then the number and kind of shares subject to the Option and their purchase price per share shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to Optionee hereunder. Any adjustment so made shall be final and binding upon Optionee.

                  (G) NO RIGHTS AS STOCKHOLDER. Optionee shall have no rights as a stockholder with respect to any shares of Common Shares subject to the Option prior to the date of issuance of a certificate or certificates for such shares.

                  (H) NO RIGHT TO CONTINUED EMPLOYMENT. The Option shall not confer upon Optionee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company to terminate Optionee's employment pursuant to and in accordance with the terms of the Employment Agreement.

                  (I) COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Option and the obligation of the Company to sell shares and deliver certificates for shares of Common Shares pursuant to the Option shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.  No Option may be granted pursuant to the
         Plan or exercised at any time when such Option, or the granting, exercise or payment thereof, may result in the violation of any law or governmental order or regulation.
         The Plan is intended to comply  with the Rule 16b-3 under
         the Exchange Act.  Any provision inconsistent with such
         Rule  shall be inoperative and shall not affect the
         validity of the Plan. If at any time the Committee shall determine in its discretion that the listing, registration or qualification of  the shares covered by the Plan upon
         any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the sale or purchase of shares under the Plan, no Common Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained,
         or otherwise provided for, free of any conditions not acceptable to the Committee. If Common Shares are not required to be registered, but are exempt from registration, upon exercising all or any portion of the Option the Company may require Optionee (or any person acting under subparagraph (d)  of paragraph 2), to
         represent that the Common Shares is being acquired for investment only and not with a view to their sale or distribution, and to make such other representations and furnish such information deemed appropriate by counsel to
         the   Company.  Stock certificates evidencing unregistered
         Common Shares acquired upon exercise of an Option may be subject to stop orders and shall bear any legend required by applicable state securities laws and a restrictive legend substantially as follows:

                           "The securities represented hereby have not been
                  registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred in the absence of such registration or an opinion of counsel acceptable to the Company that such transfer will not require registration under such Act."

          3. OPTIONEE BOUND BY PLAN. Optionee acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions of the Plan.

          4. NOTICES. All notices, requests, demands and other communications provided for in this Agreement shall be in writing and addressed to the address (or telecopier number) of the parties stated below or to such changed address as such party may have fixed by notice:

         (a)      To the Employee:

                                    Robert G. Shaw
                                    c/o International Jensen Incorporated/
                                    Recoton Audio Corporation
                                    25 Tri-State International Office Center
                                    Suite 400
                                    Lincolnshire, Illinois 60069
                                    Telecopier:  847-317-3855
                                    Telephone No.:  847-317-3700

                                - copy to (which shall not constitute notice) -

                                    Wildman Harrold Allen & Dixon
                                    225 W. Wacker Drive
                                    Chicago, IL 60606-1229
                                    Attn: Richard B. Thies, Esq.
                                    Telecopier:  312-201-2555
                                    Telephone No.: 312-201-2521

         (b)      To the Corporation:

                                    Recoton Corporation
                                    2950 Lake Emma Road
                                    Lake Mary, Florida  32746
                                    Attn:  Stuart Mont
                                    Telecopier No.:  407-333-8903
                                    Telephone No.:  407-333-0900

                           - copy to (which shall not constitute notice) -

                                    Stroock & Stroock & Lavan
                                    7 Hanover Square
                                    New York, New York  10004
                                    Attn:  Theodore S. Lynn, Esq.
                                    Telecopier No.:  212-806-6006
                                    Telephone No.:  212-806-5400

(or to such other address or telecopier number as any party may specify by notice to all other parties as aforesaid). Unless otherwise specifically provided in this Agreement, such communications shall be deemed to have been given (a) three days after mailing, when mailed by registered or certified postage-paid mail, (b) on the next business day, when delivered to a same- day or overnight national courier service or the U.S. Post Office Express Mail or
(c) upon the date of receipt by the addressee when delivered personally or by telecopier; PROVIDED, HOWEVER, that any notice of change of address shall be effective only upon receipt. Notice may be given on behalf of a party by his or its counsel.

          5. COUNTERPARTS. This Agreement has been executed in two counterparts, each of which shall constitute one and the same instrument.

          IN WITNESS WHEREOF, Recoton Corporation has caused this Agreement to be executed by its President or a Vice President and Optionee has executed this Agreement, both as of the day and year first above written.

                                     RECOTON CORPORATION


                                     By:
                                       Name:
                                        Title:

                     (L.S.)
         Optionee

                                    EXHIBIT 1

                           STOCK OPTION EXERCISE FORM


                                                              [DATE]


Recoton Corporation
2950 Lake Emma Road
Lake Mary, FL 32746
Attention:  Secretary

Dear Sirs:

          The undersigned elects to exercise the option to purchase ______ shares, $.20 par value, of the Common Shares ("Common Shares") of Recoton Corporation (the "Company") under and pursuant to 1991 Stock Option Plan Agreement No. ___ between the Company and the under signed dated
___________________.

          Delivered herewith is a [check in the amount of $______] [certificate for ____ shares of Common Shares of the Company] [order to a broker to sell part or all of the shares being purchased and to deliver sufficient proceeds to the Company, in cash or by check payable to the order of the Company, to pay the full purchase price of the shares and all applicable withholding taxes] [unexercised options sufficient to pay the full purchase price of the shares of Common Shares and all applicable withholding taxes] in payment of the option price.

          [The undersigned hereby represents and agrees that all of the Common Shares being purchased hereunder is being acquired for investment and not with a view to the sale or distribution thereof and that the undersigned understands that such Common Shares has not been registered under the Securities Act of 1933 (the "Act"), as amended, and such Common Shares may not be sold, pledged, hypothecated, alienated, or otherwise assigned or transferred in the absence of registration under the Act, or an opinion of counsel which opinion is satisfactory to the Company to the effect that such registration is not required.]

                                             Very truly yours,


                                             [Optionee]

                 SCHEDULE 1 -- NOTATIONS AS TO PARTIAL EXERCISE


-------------------------------------------------------------------------------
Date of        Number of           Balance of        Signature        Notation
Exercise       Option              Authorized                         Date
               Shares              Shares
               Purchased
-------------------------------------------------------------------------------